EMPLOYMENT AGREEMENT

        AGREEMENT, made and entered into as of August 4, 2000 by and between PathNet Telecommunications, Inc., a Delaware Company (together with its successors and assigns, the "Company") and Richard A. Jalkut (the "Executive");

W  I  T  N E S S E T H :

        WHEREAS, the Executive currently serves the Company as its Chief Executive Officer and as the Chairman of its Board;

        WHEREAS, the Company wishes that the Executive continue to serve as its Chief Executive Officer and as the Chairman of its Board, and the Executive is willing to so serve;

        WHEREAS, the Company and the Executive (individually a “Party” and together the “Parties”) desire to enter into an agreement embodying the terms of such continued employment;

        WHEREAS, the current Parties are parties to an Employment Agreement, dated August 4, 1997 and subsequently amended by an Amendment dated April 6, 1998 (as so amended, the “1997 Employment Agreement”);

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Parties agree as follows:

         1.          Definitions.       Capitalized terms not otherwise defined herein shall have the meanings set forth in Exhibit A.

         2.         Term.      The Company hereby employs the Executive under this Agreement, and the Executive hereby accepts such employment, for the Term. The Term shall commence as of August 4, 2000 (the “Effective Date”) and shall end on August 4, 2003; provided, however, that the Term shall thereafter be automatically and indefinitely extended for additional one year periods unless either Party shall give the other written notice at least three months prior to the then-scheduled date of expiration of the Term that such Party is electing not to so extend the Term. Notwithstanding the foregoing, the Term may be earlier terminated in strict accordance with the provisions of Section 9.

         3.          Positions, Duties and Location.                            (a)          During the Term, the Executive shall serve as the Chief Executive Officer of the Company and as the Chairman of the Board; shall (subject to the provisions of the Amended and Restated Bylaws of the Company) have all authorities and responsibilities customarily exercised by an individual serving in those positions in a corporation of the size and nature of the Company; shall be assigned no duties that are materially inconsistent with, or that materially impair his ability to discharge, the foregoing authorities and responsibilities; and shall report solely and directly to the Board.

                           (b)          During the Term, the Executive shall devote substantially all of his business time and efforts to the affairs of the Company and its Affiliates, provided that nothing herein shall preclude him from: (i) serving on the boards of a reasonable number of business entities, trade associations and charitable organizations, (ii) engaging in charitable, political and professional activities and community affairs, (iii) accepting and fulfilling a reasonable number of speaking engagements, and (iv) managing his personal investments and affairs; provided that such activities do not in the aggregate materially interfere with the proper performance of his duties and responsibilities hereunder. Notwithstanding the foregoing, Executive shall only serve on for-profit corporate boards of directors if specifically approved in advance by the Board (which approval shall not be unreasonably withheld), provided, however, nothing shall preclude Executive from serving on the boards of any for-profit enterprises on which he is currently serving as listed on Exhibit B.

                           (c)          During the Term, the Executive's principal office, and principal place of employment, shall be at the Company's headquarters in the Washington, D.C. Metropolitan Area. The Parties contemplate that, while a substantial portion of the Company's business will be conducted in the Washington, D.C. - Baltimore Metropolitan Area, the Executive will maintain a permanent residence in the New York Metropolitan Area and the Executive will pay for all costs of commuting between Washington, D.C. and New York, subject to such reimbursement as may be provided pursuant to Section 8(b)(i). For avoidance of doubt, it is acknowledged that the Executive will be required to travel, both domestically and internationally, in connection with performing his duties.

        4.          Base Salary.       Commencing as of the Effective Date, the Executive shall receive an annualized Base Salary of $500,000 in respect of his services during the Term, payable in accordance with the regular payroll practices applicable to senior executives of the Company but no less frequently than bi-weekly. The Base Salary shall be reviewed no less frequently than annually during the Term for increase in the sole discretion of the Board (or its Compensation Committee). The Base Salary shall not be decreased at any time, or for any purpose, during the Term (including, without limitation, for the purpose of determining benefits due under Section 9) without the prior written consent of the Executive.

        5.          Annual Incentive Awards.       The Executive shall be entitled to an annual incentive award in respect of each fiscal year of the Company any portion of which falls within the Term. With respect to each such year, the Executive’s target annual incentive award opportunity shall be no less than 80% of his Base Salary for such year (with a maximum of 100% of Base Salary). The annual bonus criteria shall be as determined by the Board (or its Compensation Committee) in consultation with the Executive. At the end of each such year the Board (or its Compensation Committee) shall determine the Executive’s award based on his performance for such year. The bonus for the year 2000 shall be determined as follows: (i) for the period prior to the Effective Date, a Pro-Rata Annual Incentive Award pursuant to the 1997 Employment Agreement and (ii) for the period after the Effective Date, a Pro-Rata Annual Incentive Award pursuant to this Agreement.

        6.          Stock Options.                                  (a)          Effective as of the Effective Date, the Executive shall be granted a ten-year Stock Option, in substantially the form attached hereto as Exhibit C, covering 858,754 Shares at an exercise price of $11.00 per share, which the Parties agree will represent the fair value of a Share as of such date.

                           (b)          Effective as of the Effective Date, the Stock Option granted to the Executive pursuant to Section 2(d) of the 1997 Employment Agreement shall be deemed amended to provide for transferability to "Permitted Transferees" to the maximum extent permitted as of the Effective Date under Section 14(a) of the Company's 1997 Stock Incentive Plan.

         7.           Other Long-Term Incentives.      During the Term, the Executive shall be eligible for additional and other long-term incentives (including, without limitation, additional Stock Option grants) at a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and appropriate in light of corresponding awards to other senior executives of the Company.

         8.         Other Benefits.

                           (a)          Employee Benefits.     During the Term, the Executive shall be entitled to participate in all employee benefit plans, programs and arrangements made available generally to senior executives of the Company (or its Subsidiaries), including, without limitation, pension, profit-sharing, income deferral, savings and other retirement plans or programs, medical, dental, vision, prescription drug, hospitalization, short-term and long-term disability and life insurance plans or programs, accidental death and dismemberment protection, travel accident insurance, and any other employee benefit plans, programs or arrangements that may from time to time be made available, including any plans, programs or arrangements that supplement the above-listed types of plans, programs or arrangements, whether funded or unfunded; provided, however, that nothing in this Agreement shall be construed to require the Company (or its Subsidiaries) to establish or maintain any such plans, programs or arrangements except as expressly set forth herein. The Executive shall be entitled to participate in all such plans, programs and arrangements at a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and that are no less favorable to him than to other senior executives of the Company (or its Subsidiaries). The Executive shall be entitled to post-retirement welfare benefits on no less favorable a basis than that applying to other senior executives of the Company (or its Subsidiaries).

                           (b)          Fringe Benefits, Perquisites and Vacations.

                                            (i)          The Executive shall be promptly reimbursed by the Company up to a total of $100,000 per annum to cover the cost during the Term of (A) a Company-provided automobile, including reimbursement of expenses of operation, maintenance and insurance, (B) car-service from his New York residence to the airport, (C) an apartment in the Washington, D.C. area and upgrade of existing furnishings, (D) expenses of country club and luncheon club memberships, (E) expenses incurred in commutation for the Executive or his spouse between their Washington, D.C. and New York residences, (F) financial counseling and (G) expenses of health club.

                                            (ii)          During the Term, the Executive shall also, without duplication of the foregoing, be entitled to participate in all fringe benefits and perquisites available to senior executives of the Company (or its Subsidiaries) at levels, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and no less favorable to him than those applying to other senior executives of the Company (or its Subsidiaries) and shall be entitled to receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide.

                                            (iii)          During the Term, the Executive shall be entitled to five weeks' paid vacation per calendar year. Vacation days shall be taken in accordance with the policies that are applicable to senior executives of the Company, generally. Unused vacation days shall be subject to the Company’s policy on carryover.

                           c)          Reimbursement of Business and Other Expenses.          The Executive shall be promptly reimbursed for all expenses reasonably incurred by him in connection with his duties and responsibilities under this Agreement, subject to documentation in accordance with reasonable policies previously communicated to him in writing. He shall also be promptly reimbursed for any and all expenses (including, without limitation, attorneys' fees and other charges of counsel) incurred by him in connection with the negotiation and documentation of these employment arrangements.

         9.          Termination of Employment.                                  (a)          Termination Due to Death.        In the event that the Executive's employment hereunder is terminated due to his death, his estate or his beneficiaries (as the case may be) shall be entitled to:

                                            (i)          payment of severance in an amount equal to his annualized Base Salary payable biweekly for a period of one year following his date of death;

                                            (ii)          prompt payment of a Pro-Rata Annual Incentive Award for the year in which his death occurs;

                                            (iii)          for Stock Options granted prior to the Effective Date, vesting, as of the date of death, of any tranche not vested in the year in which death occurs, with continued exercisability of vested Stock Options for a period of two years following the date of death; and

                                            (iv)          for Stock Options granted as of or following the Effective Date, full vesting and exercisability, as of the date of death, for all outstanding Stock Options, each such Stock Option to remain exercisable for the lesser of (A) five years following the date of death or (B) the remaining stated term of the Stock Option.

                           (b)          Termination Due to Disability.         In the event that the Executive's employment hereunder is terminated due to Disability, he shall be entitled to:

                                            (i)          disability benefits in accordance with the long-term disability program(s) in effect as of the Termination Date for senior executives of the Company;

                                            (ii)          Base Salary through the end of the month in which the long-term disability benefits commence;

                                            (iii)          prompt payment of a Pro-Rata Annual Incentive Award for the year in which his employment terminates;

                                            (iv)          for Stock Options granted prior to the Effective Date, vesting, as of the date of termination, of any tranche not vested in the year in which termination occurs with continued exercisability of vested Stock Options for a period of two years following the date of termination;

                                            (v)          for Stock Options granted as of or following the Effective Date, full vesting and exercisability, as of the date of death, for all outstanding Stock Options, each such Stock Option to remain exercisable for the lesser of (A) five years following the date of termination or (B) the remaining stated term of the Stock Option; and

                                            (vi)          continued participation, through the later of the then scheduled expiration of the Term and the second anniversary of the Termination Date, in all welfare benefit plans, programs and arrangements (including, without limitation, all medical, dental, vision, hospitalization and life insurance coverages and benefits) in which he or his family members were participating on such date, on terms and conditions that are no less favorable to him and his family members than those that applied on such date and with COBRA benefits commencing thereafter, provided that the Company’s obligation under this Section 9(b)(vi) shall be reduced to the extent that equivalent coverages and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer and provided further that, to the extent (if any) that the Company’s plans do not permit continuation of coverages and benefits after the Termination Date, the Company shall provide the Executive, quarterly in advance, an amount that is sufficient (after taxes) to purchase such coverages and benefits on an individual basis.

                                           No termination of the Executive's employment for Disability shall be effective unless the Party terminating his employment first gives 15 days' written notice of such termination to the other Party.

                           (c)          Termination by the Company for Cause.

                                            (i)          No termination of the Executive's employment by the Company for Cause shall be effective as a termination for Cause unless the provisions of this Section 9(c)(i) shall first have been complied with. The Executive shall be given written notice by the Board of its intention to terminate him for Cause, such notice to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and to be given no later than 180 days after the Board first learns of such circumstances. The Executive shall have 10 days after receiving such notice in which to cure such grounds, to the extent that cure is possible. If he fails to cure such grounds and the Board gives him written notice confirming that, in the judgment of a majority of its members, Cause for terminating his employment on the basis set forth in the original notice still exists, his employment with the Company may thereupon be terminated for Cause, subject to de novo review, at his election, through arbitration in accordance with Section 15.

                                            (ii)          In the event that the Executive's employment hereunder is terminated by the Company for Cause in accordance with Section 9(c)(i), (A) he shall be entitled to the continued right to exercise any Stock Option, to the extent that such Stock Option is vested or exercisable as of the Termination Date, for the lesser of 90 days following the Termination Date and the remainder of its maximum stated term, at which time such Stock Option shall terminate and be forfeited and (B) any Stock Option, to the extent that such Stock Option is neither vested nor exercisable as of the Termination Date, shall immediately terminate and be forfeited.

                           (d)          Termination Without Cause.         In the event that the Executive's employment hereunder is terminated by the Company, other than for Disability in accordance with Section 9(b) or for Cause in accordance with Section 9(c) or by expiration of the Term pursuant to notice of non-extension in accordance with Section 2, he shall be entitled to:

                                            (i)          payment of his Base Salary at the annualized rate in effect on the Termination Date, in biweekly payments for a period of 24 months following such termination or until the end of the Term, whichever is longer;

                                            (ii)          prompt payment of a Pro-Rata Annual Incentive Award for the year in which his employment terminates;

                                            (iii)          for Stock Options granted prior to the Effective Date, vesting, as of the date of termination, of any tranche not vested in the year in which termination occurs with continued exercisability of vested Stock Options for a period of two years following the date of termination;

                                            (iv)          for Stock Options granted as of or following the Effective Date, full vesting and exercisability, as of the date of termination, for all outstanding Stock Options, each such Stock Option to remain exercisable for the lesser of (A) five years following the date of termination or (B) the remaining stated term of the Stock Option; and

                                            (v)          continued participation, through the Salary Continuation Period, in all welfare benefit plans, programs and arrangements (including, without limitation, all medical, dental, vision, hospitalization and life insurance coverages and benefits) in which he or his family members were participating on such date, on terms and conditions that are no less favorable to him and his family members than those that applied on such date and with COBRA benefits commencing thereafter, provided that the Company’s obligation under this Section 9(d)(iv) shall be reduced to the extent that equivalent coverages and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer and provided further that, to the extent (if any) that the Company’s plans do not permit continuation of coverages and benefits after the Termination Date, the Company shall provide the Executive, quarterly in advance, an amount that is sufficient (after taxes) to purchase such coverages and benefits on an individual basis.

                           (e)          Constructive Termination Without Cause.          In the event that a Constructive Termination Without Cause occurs, the Executive shall have the same entitlements as provided under Section 9(d) in the case of a termination by the Company without Cause.

                           (f)          Voluntary Termination.          In the event that the Executive terminates his employment hereunder prior to the then-scheduled expiration of the Term on his own initiative (other than by death, for Disability or by a Constructive Termination Without Cause), the provisions of Section 9(c)(ii)(A) & (B) shall apply as if his employment had been terminated by the Company for Cause. A voluntary termination under this Section 9(f) shall be effective 90 days after the Executive gives written notice of termination to the Company (unless the Company elects, on notice to the Executive, to make the termination effective earlier) and shall not be deemed a breach of this Agreement.

                           (g)          Expiration of the Term.          In the event that the Executive's employment hereunder terminates by expiration of the Term pursuant to notice of non-extension in accordance with Section 2, (i) the Executive shall be entitled to prompt payment of a Pro-Rata Annual Incentive Award for the year in which his employment terminates and (ii) any Stock Option that is, or becomes, exercisable as of the Termination Date shall remain exercisable and nonforfeitable for the lesser of (A) five years or (B) the remaining stated term of the Stock Option.

                           (h)          Miscellaneous.

                                            (i)          On any termination of the Executive's employment hereunder, he shall be entitled to (A) prompt payment of any unpaid Base Salary through the Termination Date, (B) prompt payment of the balance of any annual, long-term, or other incentive award earned, but not yet paid (subject to deferral of payments to the extent that the Executive has irrevocably elected such deferral), (C) prompt payment of any amounts due under Section 8, (D) a prompt lump-sum payment for accrued but unused vacation days, (E) prompt provision of other benefits in accordance with applicable plans, programs and arrangements of the Company and its Affiliates (including, without limitation, Sections 7, 10 and 11) and (F) have all payments owed to him in connection with the termination made by wire transfer of same day funds to the extent reasonably requested by him.

                                            (ii)          Upon the Executive's election by written notice given to the Company within ten (10) business days after the Termination Date, the Company shall pay the aggregate Fair Value of any Stock Option that is then vested or exercisable as of the Termination Date (the “Cash Out Amount”) to the Executive over time in the event no shares of Series A through Series E Convertible Preferred Stock of the Company are issued and outstanding and a Qualified Public Offering (as such term is defined in the 1997 Stock Incentive Plan) has not occurred, (x) if the Company has sufficient funds on hand and if the Indenture permits, in a lump sum payable as soon as practicable and (y) if the Company does not have sufficient funds on hand or if such lump-sum payment would violate the Indenture, to the extent permitted by the Indenture in equal monthly installments due and payable on the last day of each month beginning on the last day of the month in which the Executive’s employment is terminated and ending twelve (12) months thereafter or on such later date as may be required for such payments to comply with the Indenture. For purposes of this Section 9(h)(ii), “Fair Value” shall mean the value of such Stock Option (without applying any discount for lack of control, lack of liquidity, or similar factors) as determined by the Parties, or if they are unable to agree promptly on such value, by an independent appraiser to be mutually selected by the Parties. If the Parties are unable to agree promptly upon an appraiser, each shall promptly designate an appraiser and the two appraisers shall promptly select a third appraiser, who shall be the appraiser. The appraiser shall be a nationally recognized United States investment banking firm that has not at any time within the two years preceding its selection acted in any capacity on behalf of the Company, its Affiliates or the Executive.

                                            (iii)          In the event of any termination of the Executive's employment hereunder, he shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement, and there shall be no offset against amounts due him on account of (A) any Claim that the Company or any of its Affiliates may have against him or (B) any remuneration or other benefit earned or received by him after such termination (except as specifically provided in Section 9(d)(iv)). Any amounts due under this Section 9 are considered to be reasonable by the Company and are not in the nature of a penalty.

        10.          Change in Control.

                           (a)          In the event that a Change in Control occurs while the Executive is employed with the Company and the Executive's employment with the Company is terminated in connection with, or in anticipation of, a Change in Control in a termination that is governed by Section 9(d) or 9(e) (relating to terminations without Cause), (i) all outstanding Stock Options shall become fully vested, fully exercisable and nonforfeitable, and shall remain exercisable for the remainder of their maximum stated terms, (ii) any other amounts, entitlements and benefits in which he is not yet fully vested shall become fully vested and nonforfeitable, (iii) the number specified in Section 9(d)(i)(B)(y) shall be deemed to be three (rather than two), and (iv) he shall be entitled to additional or other benefits (if any) in accordance with applicable plans, programs and arrangements of the Company and its Affiliates. In the event that other holders of equity securities of the Company receive cash, securities or other property in respect to such equity securities in connection with a Change in Control transaction, the Company shall use its best efforts to enable the Executive (if he so elects) to exercise any Stock Option at a time and in a fashion that will entitled him to receive in exchange for any securities thus acquired the same consideration as is received in such Change in Control transaction by other holders of equity securities of the Company.

                           (b)          In the event that any payment or benefit made or provided to or for the benefit of the Executive in connection with this Agreement or his employment with the Company or the termination thereof (a "Payment") is determined to be subject to any excise tax ("Excise Tax") imposed by Section 4999 of the Code (or any successor to such Section), the Company shall pay to him, prior to the time any Excise Tax is payable with respect to such Payment (through withholding or otherwise), an additional amount which, after the imposition of all income, employment, excise and other taxes thereon, is equal to the sum of (i) the Excise Tax on such Payment plus (ii) any penalty and interest assessments associated with such Excise Tax plus (iii) an amount equal to the product obtained by multiplying (A) the sum of any deductions disallowed for federal, state or local income tax purposes because of the inclusion of any payment made by the Company under this Section 10(b) in his adjusted gross income times (B) the highest applicable marginal rate of federal, state or local income taxation, respectively. The determination of whether any Payment is subject to an Excise Tax and, if so, the amount to be paid by the Company to the Executive and the time of payment pursuant to this Section 10(b) shall be made by an independent auditor (the "Auditor") jointly selected by the Parties and paid by the Company. Unless the Executive agrees otherwise in writing, the Auditor shall be a nationally recognized United States public accounting firm that has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any of its Affiliates. If the Parties cannot agree on the firm to serve as the Auditor, then each Party shall select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. The Parties shall cooperate with each other in connection with any Proceeding or Claim relating to the existence or amount of any liability for Excise Tax. All expenses relating to any such Proceeding or Claim (including attorneys' fees and other expenses incurred by the Executive in connection therewith) shall be paid by the Company promptly upon demand by the Executive, and any such payment shall (for the avoidance of doubt) be subject to gross-up under this Section 10(b) in the event that the Executive is subject to Excise Tax on it. The provisions of this Section 10(b) shall apply whether or not a Change in Control shall have occurred.

         11.           Indemnification.

                           (a)          In the event that (x) the Executive is made a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he is or was a director, officer, employee, agent, manager, trustee, fiduciary, consultant or representative of the Company or any of its Affiliates or is or was serving at the request of the Company or any of its Affiliates, or in connection with his service hereunder, in any such capacity for any other Person, or (y) any Claim is made, or is threatened to be made, that arises out of or relates to his service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by him in connection therewith or in connection with seeking to enforce his rights under this Section 11(a), and such indemnification shall continue as to him even if he has ceased to be a director, member, employee, agent, manager, consultant or representative of the Company or other Person and shall inure to the benefit of his heirs, executors and administrators. He shall, in addition and to the maximum extent permitted by Delaware law, be entitled to advancement by the Company of any and all costs and expenses (including, without limitation, attorneys fees and costs of investigation) incurred by him in connection with any such Proceeding or Claim, or in connection with seeking to enforce his rights under this Section 11(a), within 15 days after he gives written notice to the Company requesting such advancement. Such notice shall include, to the extent required by applicable law, an undertaking by the Executive to repay to the Company the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses.

                           (b)          During the Term and for a period of six years thereafter, a directors' and officers' liability insurance policy (or policies) shall be kept in place providing (i) coverage to the Executive that is no less favorable to him in any respect (including, without limitation, with respect to scope, exclusions, amounts, and deductibles) than the coverage then being provided to any other present or former senior executive or director of the Company (or its Subsidiaries) and (ii) comprehensive aggregate coverage in an amount not less than $50,000,000.

         12.          Restrictive Covenants.

                           (a)          Confidentiality .         The Executive shall not at any time, without the prior written consent of the Company, divulge, disclose or make accessible to any other Person any confidential non-public document, record or information concerning the business or affairs of the Company that he has acquired in the course of his employment with the Company (including, without limitation, this Agreement) except (i) to the Company, to any of its then current Affiliates, or to any authorized (or apparently authorized) agent or representative of the foregoing, (ii) in connection with performing his duties hereunder, (iii) when required to do so by law or by a court, governmental agency, legislative body, arbitrator or other Person with apparent jurisdiction to order him to divulge, disclose or make accessible such information, (iv) in confidence to an attorney or other professional advisor for the purpose of securing professional advice, (v) to the extent reasonably necessary to enforce legal rights, (vi) in the case of this Agreement and other materials and information relating to his compensation, in confidence to members of his immediate family and (vii) in the case of Section 12 of this Agreement, in confidence to any potential employer; provided that the restrictions set forth in this Section 12(a) shall not apply to any document, record or other information that (x) has previously been disclosed to the public or is in the public domain, other than as a result of the Executive's breach of this Section 12(a) or (y) is known or generally available within any trade or industry of the Company or of any of its Affiliates. The Company shall not, at any time, disclose the terms and conditions of this Agreement to any third party, without the Executive's prior written consent (which consent shall not be unreasonably withheld), except (x) in the circumstances described in clauses (iii), (iv) or (v) of the immediately preceding sentence or (y) to the extent that such terms and conditions have previously been disclosed to the public, or are in the public domain, other than as a result of the Company's breach of this Section 12(a).

                           (b)          Non-Competition.          During the Term and (unless the Company has significantly breached any of its significant obligations under Section 9, which breach has not been fully cured on 15 days written notice from the Executive identifying the breach and requesting cure) for two years following any termination of the Executive's employment hereunder to which Section 9(b), 9(c), 9(f) or 9(g)(ii) (relating, respectively, to Disability, Cause and voluntary terminations and terminations by notice of non-extension from the Executive) applies, the Executive shall not (except (x) in the course of performing services hereunder, (y) on the Company's behalf or (z) with the Company's prior written consent, which consent shall not be unreasonably withheld) knowingly perform material services for, or knowingly have any material involvement with (whether as an advisor, principal, agent, partner, officer, consultant, director, stockholder, employee, member or otherwise), any Person or entity that competes directly and materially with the Company in the Company Business in the geographic area in which the Company was conducting its business at the time of termination of the Executive's employment, provided that the Executive may in any event (i) perform services that do not directly relate to business activities that compete directly and materially with the Company in the Company Business and (ii) own up to 5% of the outstanding securities of any publicly-traded entity. For purposes of this Agreement, the "Company Business" shall mean the business of installing, constructing, aggregating and linking digital capacity and marketing and selling the bulk telecommunications capacity and services created by such systems.

                           (c)          Non-Solicitation.          During the Term and (unless the Company has significantly breached any of its significant obligations under Section 9, which breach has not been fully cured on 15 days written notice from the Executive identifying the breach and requesting cure) for a period of two years thereafter, the Executive shall not (except (x) in the course of performing services hereunder, (y) on the Company's behalf or (z) with the Company's prior written consent, which consent shall not be unreasonably withheld) knowingly (i) solicit any Company Customer (including, without limitation, any private network operator or any purchaser of telecommunications capacity) for the purpose of obtaining their custom or trade in the Company Business or (ii) solicit or offer employment to any of the Company's employees or officers for purposes of obtaining their services for another business, whether or not such other business competes with any business of the Company. For purposes of this Agreement, "Company Customer" shall mean any customer of the Company that Executive contacted, solicited or served while employed with the Company.

                           (d)          Inventions.          The Executive hereby acknowledges and agrees that any and all scientific designs, specifications, discoveries, modifications, improvements, research, methods and comparable scientific materials, know-how and information, conceived, prepared or developed by the Executive during the Term (collectively, "Inventions") shall be and remain the sole and exclusive property of the Company. The Executive further agrees to assist in all ways reasonably deemed necessary by the Company, and at the Company's sole expense, to protect such Inventions (including, without limitation, by executing, upon reasonable request, documents for applications in the United States and foreign countries).

                           (e)          Enforcement.          In the event of any actual or threatened breach by the Executive of any of the provisions of Section 12(a), 12(b), 12(c) or 12(d), the Company shall be entitled to seek an injunction, through arbitration in accordance with Section 15 or from any court with jurisdiction over the matter and the Executive, restraining the Executive from violating such provision. For avoidance of doubt, the provisions of Section 15 relating to payment of costs and expenses (including, without limitation, attorneys fees) shall apply.

         13.          Assignability; Binding Nature.

                           (a)          This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns.

                           (b)          No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger, consolidation or other combination in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company as set forth in this Agreement. In the event of any merger, consolidation, other combination, sale of business and assets, or liquidation as described in the preceding sentence, the Company shall use its best efforts to cause such assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Company hereunder.

                           (c)          No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 17(d).

         14.           Representations.

                           (a)          The Company represents and warrants that (i) it is fully authorized by action of its Board (and of any other Person or body whose action is required) to enter into this Agreement and to perform its obligations under it, (ii) the execution, delivery and performance of this Agreement by it does not, and will not, violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which it is a party or by which it is bound and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                           (b)          The Executive represents and warrants that (i) delivery and performance of this Agreement by him does not, and will not, violate any applicable law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound and (ii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Executive, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         15.           Resolution of Disputes.          Any Claim arising out of or relating to this Agreement, any other agreement to which the Executive and the Company or any of its Affiliates are parties, the Executive’s employment with the Company or the termination thereof (collectively, “Covered Claims”) shall (except to the extent otherwise provided in Section 12(e) with respect to certain requests for injunctive relief) be resolved by binding confidential arbitration, to be held in Washington, D.C., in accordance with the Commercial Arbitration Rules of the American Arbitration Association and this Section 15. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall promptly pay all costs and expenses (including without limitation attorneys’ fees and other charges of counsel) incurred by the Executive or his beneficiaries in connection with resolving, or seeking to resolve, any Covered Claim, subject to receiving a written undertaking from the recipient to repay any such reimbursed costs or expenses to the extent that the Company (and its Affiliates, to the extent applicable) substantially prevail on such Covered Claim. Pending the resolution of any Covered Claim, the Executive (and his beneficiaries) shall continue to receive all payments and benefits due under this Agreement or otherwise, except to the extent that the arbitrator(s) otherwise provide.

         16.          Notices.          Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (a) when delivered personally to such Person or (b), provided that a written acknowledgment of receipt is obtained, five days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such Person (or to such other address as such Person shall have specified by ten days’ advance notice given in accordance with this Section 16) or (c), in the case of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth for the Company below (or to such other facsimile number as the Company shall have specified by ten days’ advance notice given in accordance with this Section 16), with a confirmatory copy sent by certified or registered mail or by overnight courier in accordance with this Section 16.

If to the Company:;                                                                                     PathNet Telecommunications, Inc.
                                                                                                                       11720 Sunrise Valley Drive
                                                                                                                       Reston, VA 20191
                                                                                                                       (703) 860-8127 (fax)
                                                                                                                       attn: General Counsel

If to the Executive:                                                                                      Richard A. Jalkut
                                                                                                                       27 Captain Theal Road
                                                                                                                       Bedford, NY 10506

                                                                                                                       with a copy to him (during the Term) at his office at the
                                                                                                                       Company

If to a beneficiary                                                                                       The address most recently specified by the Executive or
of the Executive:                                                                                         beneficiary.

         17.           Miscellaneous.                            (a)          Entire Agreement.          This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, term sheets, discussions, negotiations and undertakings, whether written or oral, between them relating to this Agreement. In the event of any inconsistency between any provision of this Agreement and any provision of any plan, employee handbook, personnel manual, program, policy, arrangement or agreement of the Company or any of its Affiliates, the provisions of this Agreement shall control unless the Executive otherwise agrees in a writing that expressly refers to the provision of this Agreement whose control he is waiving. This Agreement shall not, however, displace accrued rights existing as of the Effective Date (including, without limitation, accrued rights under the 1997 Employment Agreement).

                           (b)          Amendment or Waiver.          No provision in this Agreement may be amended unless such amendment is set forth in a writing that expressly refers to the provision of this Agreement that is being amended and that is signed by the Executive and by an authorized (or apparently authorized) representative of the Company. No waiver by any Person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Person (or by an authorized, or apparently authorized, representative of such Person) and must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

                           (c)          Headings.          The headings of the Sections and sub-sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                           (d)          Beneficiaries/References.          The Executive shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                           (e)          Survivorship.          Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment.

                           (f)          Withholding Taxes.          The Company may withhold from any amounts or benefits payable under this Agreement taxes that are required to be withheld pursuant to any applicable law or regulation.

                           (g)          Governing Law.         This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

                           (h)         Counterparts.          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                 PathNet Telecommunications, Inc.

                                       By:                 /S/ Mary McDermott
Name: Mary McDermott
Title:

The Executive

                                                              /S/ Richard A Jalkut
                                         Richard A. Jalku t

EXHIBIT A

DEFINITIONS

                           (a)          "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

                           (b)          "Agreement" shall mean this Employment Agreement, which includes for all purposes its Exhibits.

                           (c)          "Base Salary" shall mean the salary provided for in Section 4 or any increased salary granted to the Executive pursuant to Section 4.

                           (d)          "Board" shall mean the board of directors of the Company.

                           (e)          "Cause" shall mean:

                                            (i)          the Executive is convicted of, or pleads guilty or nolo contendere to, a felony;

                                            (ii)          in carrying out his duties under this Agreement, the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct and that results in material economic harm to the Company; or

                                            (iii)          a material breach by the Executive of the covenants set forth in Section 12 which has not been cured 30 days following written notice to the Executive.

                           (f)          "Change in Control" shall mean the occurrence of any of the following events:

                                            (i)          any "person," as such term is used as of the Effective Date in Section 13(d) of the 1934 Act, becomes (directly or indirectly) a “beneficial owner,” as such term is used as of the Effective Date in Rule 13d-3 promulgated under that Act, of 50% or more of the Voting Securities of the Company, measured either by number of Voting Securities or by number of votes entitled to be cast, unless such person beneficially owned, on the Effective Date, 10% or more of the Voting Securities of the Company, measured in both fashions;

                                            (ii)          a majority of the Board consists of individuals other than "Incumbent Directors," which term means the members of the Board on the Effective Date; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; or

                                            (iii)          (x) the Company combines with another entity and is the surviving entity, or (y) all or substantially all of the assets or business of the Company is disposed of pursuant to a sale, merger, consolidation, liquidation or other transaction or series of transactions (collectively, a “Triggering Event”), unless the owners of Voting Securities of the Company immediately prior to such Triggering Event own, immediately after such Triggering Event and by reason of their ownership of Voting Securities of the Company immediately prior to such Triggering Event, more than two thirds of the Voting Securities (measured both by number of securities and by voting power) of: (q) in the case of a combination in which the Company is the surviving entity, the surviving entity and (r) in any other case, the entity (if any) that succeeds to substantially all of the business and assets of the Company.

                           (g)          "Claim" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

                           (h)          "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall include any provision that modifies, replaces or supersedes such section.

                           (i)          "Constructive Termination Without Cause" shall mean a termination by the Executive of his employment under this Agreement on 20 days' written notice given by him to the Company within 180 days following his learning of the occurrence of any of the following events without his express prior written consent, unless the Company shall have fully cured all grounds for such termination within 15 days after he gives detailed notice thereof:

                                            (i)          any reduction in his then current Base Salary or target bonus opportunity as a percentage of Base Salary;

                                            (ii)          any failure to continue his participation in any incentive compensation plan without substituting a plan providing similar award opportunities;

                                            (iii)          termination or reduction of any of his significant benefits or perquisites (other than as part of an across-the-board reduction applying to all senior executives of the Company);

                                            (iv)          any failure to elect or reelect him to any of the positions described in Section 3(a) or the removal of him from any such position;

                                            (v)          any material diminution of his authorities or responsibilities or the assignment to him of any duty that is materially inconsistent with, or that materially impairs his ability to discharge, his responsibilities as Chief Executive Officer of the Company;

                                            (vi)          any change in the reporting structure so that he reports to someone other than the Board;

                                            (vii)          any relocation of his principal place of employment to a location more than fifty (50) miles from Washington, D.C., and New York City;

                                            (viii)          any significant breach by the Company (or any of its Affiliates) of any other significant obligation under this Agreement or of any representation or warranty in Section 14(a) or of any term of, or representation or warranty in, any Stock Option agreement, equity grant, long-term incentive agreement or grant, or other significant agreement, grant, or arrangement to which the Executive is a party or of which he is a beneficiary; or

                                            (ix)          any failure of the Company to obtain the assumption in writing of its obligations under this Agreement by any successor to all or substantially all of its business or assets within 15 days after any combination, merger, consolidation, sale, liquidation or similar transaction.

                           (j)          "Disability" shall mean the Executive's inability to substantially perform his duties and responsibilities under this Agreement, which inability exists for an aggregate of 180 days in any 365-day period, due to physical or mental incapacity as determined by an approved medical doctor. For this purpose, an approved medical doctor shall mean a medical doctor selected by the Parties. If the Parties do not promptly agree on a medical doctor, each Party shall promptly select a medical doctor and the two doctors shall promptly select a third who shall be the approved medical doctor for this purpose.

                           (k)          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                           (l)          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity.

                           (m)          "Proceeding" shall mean any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other.

                           (n)          "Pro-Rata Annual Incentive Award" shall mean an amount equal to the product obtained by multiplying (x) the Executive's target annual incentive award (assuming continued employment) for the year during which his employment with the Company terminates times (y) a fraction, the numerator of which is the number of days he was employed with the Company during such year and the denominator of which is the number of days in such year.

                           (o)          "Shares" shall mean shares of Common Stock of the Company, $.01 par value.

                           (p)          "Stock Option" shall mean any compensatory option to acquire securities of the Company or of any of its Affiliates; any compensatory stock appreciation right, phantom Stock Option or analogous right granted by or on behalf of the Company or any of its Affiliates; and any option or right received in respect of any of the foregoing options or rights.

                           (q)          "Subsidiary," when used in respect of an entity, shall mean any entity of which such entity owns 50% or more of the Voting Securities (measured either by number of votes or number of securities), either directly or indirectly through one or more Subsidiaries.

                           (r)          "Termination Date" shall mean the date on which the Executive's employment under this Agreement terminates in accordance with this Agreement.

                           (s)          "Voting Securities" shall mean issued and outstanding securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect, in the case of a corporation, the members of the board of directors of such corporation and, in the case of any other entity, the corresponding governing Person(s).

EXHIBIT B

Executive serves on Boards of Directors of the following companies:

                HSBC, USA

                IKON Office Solutions

                DIGEX

                Home Wireless Network

                Birch Telecom

EXHIBIT C

PATHNET, INC.

NONQUALIFIED FORM OF STOCK OPTION AGREEMENT

        THIS AGREEMENT (the “Agreement”), is made effective as of the 4th day of August, 2000 (the “Date of Grant”), between PathNet Telecommunications, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and Richard A. Jalkut (the “Participant”):

R E C I T A L S:

         WHEREAS, the Company and the Participant (each a “Party” and together the “Parties”) are parties to an Employment Agreement dated as of August 4, 2000 (the “Employment Agreement”) under which the Company is required to grant the Participant a stock option covering 858,754 Shares;

         WHEREAS, the Company has adopted the PathNet, Inc. 1997 Stock Incentive Plan (the "Plan");

         WHEREAS, the Company and the Committee have determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the “Option”) to the Participant pursuant to the Employment Agreement, the Plan and this Agreement.

        NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:

         1.        Grant of the Option.    The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 858,754 Shares. The purchase price of such Shares shall be $11.00 per Share (the “Exercise Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended. Capitalized terms not otherwise defined in this Agreement shall have the same meanings as in the Employment Agreement or, if not defined therein, in the Plan.

         2.          Vesting.

                 (a)         Subject to the Participant's continued employment with the Company or any of its Subsidiaries, the Option shall vest and become exercisable and nonforfeitable with respect to one third (1/3) of the Shares initially covered by the Option on each of the first, second, and third anniversaries of the Date of Grant.

                 (b)         In the event that the Participant's employment with the Company under the Employment Agreement terminates, the Option shall immediately vest, and become exercisable and non-forfeitable, to the extent provided in Section 9 of the Employment Agreement (or any successor to such section).

                 (c)        Notwithstanding any other provision of this Agreement to the contrary, in the event of any Change of Control or Qualified Public Offering, the Option shall, to the extent not previously exercised or forfeited, immediately become fully vested, fully exercisable and nonforfeitable.

         3.        Exercise of Option.

                 (a)         Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the portion of the Option that has become vested and exercisable pursuant to Section 2 (the "Vested Portion") at any time prior to the earlier to occur of:

                             (i)        the tenth anniversary of the Date of Grant, and

                             (ii)         the 90th day following the date of any termination of the Participant's employment with the Company that is governed by Section 9(c) or 9(f) of the Employment Agreement (relating, respectively, to Cause and voluntary termination) or any successor to such sections.

                 (b)         Method of Exercise.

                             (i)         Subject to Section 3(a) above, the Participant may exercise all or any portion of the Vested Portion of the Option by giving written notice to the Company at its principal office of his intent to exercise that specifies the number of whole Shares for which the Option is being exercised and that is accompanied by payment in full (or an arrangement for payment in full) of the aggregate associated Exercise Price in accordance with this Section 3(b)(i). The payment of the Exercise Price may be made (A) in cash, or its equivalent, (B) by check or wire transfer, (C) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by the Participant for at least 6 months) whose fair value (determined without discount for lack of control, lack of liquidity or similar factors) equals the Exercise Price, (D) if there shall be a public market for the Shares as of the date of exercise, subject to such reasonable rules as the Committee may establish (such rules to be promptly established upon reasonable request from the Participant), through delivery of irrevocable instructions to a broker to sell some or all of the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, (E) with the consent of the Committee (which consent shall not be unreasonably withheld or delayed), by a full recourse five-year promissory note, with interest payable at maturity and accruing at the lowest rate then permitted that avoids the imputation of income under Code section 7872 or (F) by any combination of the foregoing.

                             (ii)         Promptly upon any exercise of the Option in accordance of the provisions of Section 3(a)(i) above, the Company shall deliver the purchased Shares to the Participant; provided that if any law or regulation, or any regulation or rule of a national securities exchange or national market system, requires the Company to take any action with respect to such Shares before the delivery thereof, then the time for delivery of such Shares shall be extended for the period necessary for the Company to complete such action, using its best reasonable efforts. In connection with the acquisition of any Shares pursuant to any exercise of the Option, the Participant shall make or enter into such reasonable written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

                             (iii)        In the event of the Participant's death, the Vested Portion of the Option, to the extent it has not been transferred to a Permitted Transferee as provided in Section 6 below, shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

         4.        No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any if its Affiliates. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided in this Agreement.

        5.         Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may reasonably deem necessary under the Plan, this Agreement, the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, or any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions (which legend or legends shall be promptly amended or removed on reasonable request by the Participant).

        6.         Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered, in whole or in part, by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary (or beneficiaries) to exercise all or part of the Option upon the Participant’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, the Participant may transfer the Option, in whole or in part, to a Permitted Transferee to the maximum extent provided in Section 14 of the Plan as of the Date of Grant (or to such greater extent as may subsequently be permitted under the Plan). No such permitted transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may reasonably deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. Any transferee shall, to the extent of the transfer, succeed to all rights and obligations of the Participant under Sections 3, 5, 6, 8 and 9 of this Agreement.

         7.          Withholding.

                 (a)         The Participant may be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any payment or transfer due under the Option or under the plan or from any compensation or other amount otherwise owing to the Participant, the amount (in (A) cash, (B) Shares, other securities or other property whose fair value (determined without discount for lack of liquidity, lack of control, or similar factors) equals such amount or (C) any combination of the foregoing) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option and to take such other action as may be necessary to satisfy all obligations for the payment of such taxes.

                 (b)          Without limiting the generality of Section 7(a) above, the Participant may satisfy, in whole or in part, the foregoing withholding liability (A) by any of the methods specified in Section 3(b)(i), (B) by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability or (C) by any combination of the foregoing.

         8.          Adjustments.     In the event of any merger, consolidation, reorganization, recapitalization, split-up, spin-off, combination, share exchange, liquidation, dissolution, stock split, reverse stock split, cash dividend that is special and non-recurring, stock dividend, distribution of stock or other property with respect to shares or other securities, repurchase of shares or other securities, or other change in corporate structure or capitalization affecting the rights or value of the Shares, appropriate adjustment(s) shall be made in the number or kind of equity securities subject to this Option and/or in the exercise price or other terms and conditions of this Option, and/or appropriate provision shall be made for supplemental payments of cash or other property, so as to avoid dilution or enlargement of the rights of the Participant and of the after-tax economic opportunity and value represented by this Option. Notwithstanding the preceding sentence, in the event of any merger, consolidation or other transaction (i) in which the Company is not the surviving entity or the Company becomes a subsidiary of another entity; and (ii) following which the surviving entity or its parent, or, if the Company survives as a subsidiary of another entity, then such other entity or its parent, has publicly traded, equity securities issued and outstanding, the Company shall use its best reasonable efforts to assure that the Participant shall (at his election) be provided a replacement option that (x) is exercisable for publicly traded equity securities of the surviving entity (or of the parent of the surviving entity or of the parent of the Company as the case may be) and (y) provides terms, conditions and an after-tax economic opportunity (including, without limitation, an aggregate spread value) no less favorable to the Participant than did this Option prior to such transaction.

         9.         Miscellaneous.

                 (a)          Any dispute arising out of or relating to this Agreement shall be resolved in accordance with Section 15 of the Employment Agreement.

                 (b)          All notices relating to this Agreement shall be given as provided in Section 16 of the Employment Agreement, except that notices to the Company shall be directed to the attention of the Secretary of the Company (or his or her designee).

                 (c)          In the event of any inconsistency between any provision of this Agreement and any provision of the Employment Agreement, the provisions of the Employment Agreement shall control. In the event of any inconsistency between any provision of this Agreement or of the Employment Agreement and any provision of the Plan, the provisions of this Agreement and of the Employment Agreement shall control.

                 (d)          Sections 13(b), 14, 17(b), 17(c), 17(d), 17(e), 17(g) and 17(h) of the Employment Agreement (relating, respectively, to assignments, representations, amendments/waivers, headings, beneficiaries/references, survivorship, governing law and counterparts) shall be treated an incorporated herein in full, with references to the Executive being deemed to be references to the Participant and with references to the Agreement being deemed to be references to this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement.

                                          PATHNET TELECOMMUNICATIONS, INC.

                                          By: _______________________________
Name:
Title:

Agreed to and acknowledged
as of the date first above written.

_______________________
           Richard A. Jalkut